Exhibit 99.1

U.S. GoldMining Applauds State of Alaska’s Plans to Advance Critical Road Infrastructure to the Whistler Gold-Copper Project, Alaska

Anchorage, Alaska – July 28, 2025 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) strongly commends the State of Alaska’s recent announcement that the Alaska Industrial Development and Export Authority (“AIDEA”) has submitted a permit application for the West Susitna Access Project (“WSAP”). This transformative infrastructure initiative will directly connect the Whistler Gold-Copper Project (“Whistler”, or the “Project”) via road with existing transportation infrastructure in the greater Anchorage region of south central Alaska.

On July 25, 2025, AIDEA announced (here) that it had submitted a Department of the Army (“DA”) Individual Permit application for the construction of the WSAP, a 78.5-mile access road across Alaska’s Matanuska-Susitna Borough (“MSB”) in south central Alaska. The WSAP will connect Whistler with existing highway, rail, power and port infrastructure in the eastern MSB, where a large and skilled workforce resides in the tri-city municipalities of Anchorage, Palmer and Wasilla. The WSAP will provide year-round public access to currently remote State public lands and private lands within the MSB, as well as areas planned for resource development, including the Whistler Project. The WSAP will begin approximately 1.4 miles west of Alexander Creek and extend to the Whiskey Bravo airstrip and the Company’s Whistler mineral exploration claims and camp site, where it will terminate approximately 2 miles from the Project’s flagship Whistler gold-copper deposit.

The AIDEA announcement included a quote from Alaska Governor Mike Dunleavy, who stated: “AIDEA’s West Susitna Road holds significant value for Alaskans, especially local residents seeking better access to hunting, fishing, recreation, and potential opportunities in mining, processing, and manufacturing. My administration and AIDEA are continually exploring ways to boost our economy and create well-paying jobs for families. This project presents a fantastic opportunity for Alaska to expand and generate revenue. I am dedicated to this initiative and to unlocking resources that will benefit all Alaskans.”

Tim Smith, Chief Executive Officer of U.S. GoldMining, commented: “This announcement by the State of Alaska marks a pivotal moment for U.S. GoldMining. It delivers on the State’s policy under Governor Dunleavy’s administration, of investing in critical infrastructure to stimulate growth in Alaska’s economy, which was an important catalyst for the Company’s decision to launch its initial public offering in 2023. Whistler will be a direct beneficiary of the West Susitna Access Project, which is now currently under application to extend directly onto the Company’s 100% owned State of Alaska mining claims, thereby connecting a potential future mining opportunity at Whistler to existing road, power, rail and port infrastructure near Anchorage.”

“With copper increasingly recognized as a critical mineral for the United States’ clean energy transition and resource and economic security, U.S. GoldMining is well positioned to contribute to this national priority. Strong Federal and State government support - reflected in permitting momentum and recent policy developments (see news releases dated January 27, 2025, and March 24, 2025) - underscores the strategic value of advancing domestic copper supply. Coupled with near all-time high prices for copper, gold and silver, and the continued expansion of the Project’s mineral resources, we believe the Company offers a compelling investment opportunity. As we advance our proposed initial economic assessment, which was previously announced on June 9, 2025, and prepare for the upcoming 2025 exploration program (see news release dated July 21, 2025), we remain committed to working collaboratively with all levels of government, regulatory agencies and stakeholders in support of the WSAP and the long-term development of Whistler.”

About the Proposed West Susitna Access Project

The WSAP comprises an approximately 79-mile-long transportation corridor across the Susitna valley commencing at Alexander Creek, which is the terminus of the Alaska Department of Transportation and Public Facilities (“DOT&PF”) planned 22 mile public road, and from there it will extend to the foothills of the Alaska Range, terminating at the Company’s exploration camp near the Whisky Bravo airstrip (see Figure 1). The WSAP will connect existing road, power, rail and port infrastructure in the eastern MSB, with multiple natural resource development projects located in the West Susitna Mining District, including the Company’s Project.

Figure 1 Map of the South Central Alaska encompassing the city of Anchorage and the Matanuska-Susitna Borough (“MSB”) district, showing the designed route of the proposed West Susitna Access Project (“WSAP”) which will connect the Whistler Project with existing highway, rail, power and port infrastructure adjacent to the largest population center and fastest growing region in Alaska, the tri-cities of Anchorage, Wasilla and Palmer. The WSAP is labelled in the image above with the lead proponent for each segment of the road, including: AIDEA (“Alaska Industrial Development and Export Authority”); ‘DOT&PF’ (Alaska “Department of Transportation and Public Facilities”); and ‘MSB’ (“Matsu Borough”).

Technical Information

For further information regarding the Project and the mineral resource estimates referenced herein, refer to the technical report summary titled “S-K 1300 Technical Report Summary Initial Assessment for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, and the technical report titled “NI 43-101 2024 Updated Mineral Resource Estimate for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, available under the Company’s respective profiles at www.sec.gov and www.sedarplus.ca.

Tim Smith, P.Geo., Chief Executive Officer of U.S. GoldMining, has supervised the preparation of this news release and has reviewed and approved the scientific and technical information contained herein. Mr. Smith is a “qualified person” as defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package entirely on State of Alaska Mining claims totaling approximately 53,700 acres (217.5 square kilometers). The Whistler Project Mineral Resource Estimate comprises 294 Mt at 0.68 g/t AuEq for 6.48 Moz AuEq Indicated, plus 198 Mt at 0.65 g/t AuEq for 4.16 Moz AuEq Inferred.

Visit www.usgoldmining.us for more information, including high resolution figures.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding the Project, planned work at the Project and the development of proposed infrastructure by the State of Alaska. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of future exploration may not confirm expectations, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs, changes in government policy, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at.www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.